AGREEMENT

This agreement made and entered into this 27 day of MAY, 2005, by and between ThermoEnergy Corporation, an Arkansas Corporation ("TEC"), the Estate of Primo L. Montesi, Jr. ("Estate") and Betty Johnson Montesi ("Montesi").

WITNESSETH:

WHEREAS, Primo L. Montesi, Jr. was the co-founder of TEC, and co-managed and ran the operations of TEC until his death on June 24, 2004; and

WHEREAS, TEC and Primo L. Montesi, Jr. entered into an agreement prior to his death whereby TEC agreed to provide a retirement settlement for Primo L. Montesi, Jr. upon his retirement from TEC; and,

WHEREAS, Primo L. Montesi, Jr. passed away prior to receiving the benefits under the retirement settlement agreed to by TEC; and

WHEREAS, Montesi is the surviving widow of Primo L. Montesi, Jr. and is entitled to benefits under the retirement settlement entered into by TEC and Primo L. Montesi, Jr.; and,

WHEREAS, Montesi, the Estate and TEC desire to settle and compromise all rights of the Estate and Montesi under the retirement settlement reached between TEC and Primo L. Montesi, Jr.;

NOW, THEREFORE, for and in consideration of the mutual promises and covenants made herein, the parties hereto agree as follows.

1. **CASH PAYMENTS.** TEC shall pay to Montesi the cash sum of $5,000.00 per month for ten (10) years beginning April 1, 2005. However, in the event TEC's total cash and cash equivalents fall below the sum of $100,000 at the end of any given month, the cash payment to be

made to Montesi during the following month shall not be made. Instead, TEC shall issue to Montesi thirty- five hundred (3,500) shares of restricted common stock of TEC for each month that TEC's cash and cash equivalents fall below $100,000. However, in no single year shall TEC issue to Montesi in lieu of cash payment shares in TEC in excess of 15,000 shares.

2. **LUMP SUM PAYMENT.** TEC shall pay to Montesi an additional sum of $65,000 in cash upon completing any contemplated financing arrangement in the amount of $1,000,000 or greater in the aggregate over an eighteen (18) month period whereby shares of TEC's securities shall be issued in return for cash paid to TEC ("Anticipated Financing(s)"). Said cash payment shall reimburse Montesi for any legal expenses she has incurred with respect to this agreement, and shall compensate her for the $5,000 per month payments that she did not receive from January 1, 2005, until April 1, 2005.

3. **STOCK OPTIONS.** TEC shall issue to Montesi stock options for one million (1,000,000) shares at $1.09 per share to be exercised within a ten (10) year period.

4. **EXTENDED STOCK OPTIONS.** TEC shall extend the exercise period on all existing stock options currently held by Montesi for an additional period of five (5) years from the date hereof.

5. **PARTICIPATION IN ANTICIPATED FINANCING(S).** Montesi shall be allowed to participate in any Anticipated Financing(s) to be made by selling a portion of her existing shares in TEC, with said Montesi shares not to exceed a maximum of ten (10) percent of the total number of shares of said Anticipated Financing(s), until a maximum amount of $1,000,000 in proceeds is paid to Montesi.

6. **LOCK-UP AGREEMENT.** Montesi will agree to sign a lock-up agreement equal to any lock-up agreement required by TEC's Financial Advisors of all Directors, Executive Officers and others, but not to exceed any limitation on selling shares after one hundred eighty (180) days following any Anticipated Financing.

7. **MISCELLANEOUS.**

(a) **Amendment.** This agreement contains the entire agreement of the parties concerning the subject matter herein, and there are no agreements, oral or otherwise, between the parties other than those contained in this agreement. Neither this Agreement nor any term or provision hereof may be changed, waived, discharged, or terminated orally, or in any manner other than by an instrument in writing signed by the party against which the enforcement of the change, waiver, discharge, or termination is sought.

(b) **Separate Counsel/Negotiated Document.** Each party hereto warrants that they have had the opportunity to consult with independent counsel regarding this Agreement. Buyer warrants to have read this Agreement in its entirety and to have had the opportunity to express concerns regarding the same. It is agreed that this document is the result of negotiations carried on between the Parties and that the normal rules of interpreting a contract against the Party responsible for its drafting shall not be applicable to the interpretation of this document.

(c) **Captions.** The captions and titles in this Agreement are for convenience of reference only, and shall not be deemed to define or limit any of the terms, conditions, or provisions of this agreement.

(d) **Covenant to Perform.** Each Party hereto expressly represents and warrants to each other Party hereto that they will use their best efforts to carry out the purposes of this Agreement and

to refrain from taking any action contrary to the provisions of this Agreement and hereby acknowledges that this Agreement may be specifically enforced in a Court of competent jurisdiction in a proceeding instituted by any Party hereto.

(e) **Binding Effect**. This Agreement shall be binding upon and inure to the benefit of the respective parties, and their successors and assigns, heirs and personal representatives, except as otherwise expressly provided herein.

(f) **Counterparts**. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original.

(g) **Governing Law**. This Agreement shall be governed by the laws of the State of Arkansas.

(h) **Consent to Jurisdiction.** Any action arising out of any dispute between any of the parties to this Agreement with respect to any of the transactions contemplated by this Agreement shall be brought in either the Circuit Court of Pulaski County, Arkansas or the United States District Court for the Eastern District of Arkansas, and each of the parties hereto hereby submits itself to the jurisdiction of such courts for purposes of any such action. The parties agrees that service upon either party in such action or proceeding may be made by first class mail, certified or registered, to the party's last known address.

(i) **Plurals/Gender**. Whenever used herein, the singular number shall incude the plural, the plural the singular, the use of any gender shall be applicable to all genders as well as to unnatural persons such as corporations.

(j) **Notice.** Any notice provided for herein may be served by certified mail to the party at the address set forth on the signature lines hereinbelow, or as the same may be changed by written

notice to the other party, or by personal service upon either party.

(k) **Non-Waiver.** The failure of any party to enforce any term or provision of this agreement shall not constitute a waiver by such party of any such term or provision.

(l) **Time of Essence.** It is agreed between the parties to this agreement that time is of the essence in the performance of this agreement.

(m) **Severability**. If any provision of this agreement, or the application thereof to any person or circumstance, shall be held invalid by a court or agency of competent jurisdiction, the remaining provisions shall remain in full force and effect.

(n) **Attorney's Fees.** In the event that any action is filed in court in relation to this agreement, the unsuccessful party in the action shall pay to the successful party, in addition to all the sums that either party is called on to pay, all reasonable attorney's fees.

(o) **Survival of Warranties And Representations**. All representations and warranties herein, shall be continuing throughout and beyond the term of this Agreement.

IN WITNESS WHEREOF, the parties hereto have signed their name the date first above written.

THERMOENERGY CORPORATION

By: ______________________

Title: CEO

ATTEST: ______________________

Title: ______________________

ESTATE OF PRIMO L. MONTESI, JR.

By: Betty Johnson Montesi
Betty Johnson Montesi, Executrix

Betty Johnson Montesi
Betty Johnson Montesi, Individually

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